Exhibit 99.1

MIMEDX to Present at Upcoming Investor Conferences

MARIETTA, Ga., September 5, 2023 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”) today announced that senior management will participate in the following investor conferences:

H.C. Wainwright 25th Annual Global Investment Conference

Presentation: Tuesday, September 12, 2023 at 12:30 PM ET

Webcast: Click here to access

Northland Capital Markets Institutional Investor Conference

Participation: Tuesday, September 19, 2023

Cantor Fitzgerald Global Healthcare Conference 2023

Presentation: Wednesday, September 27, 2023 at 10:55 AM ET

Webcast: Click here to access

Institutional investors interested in meeting with senior management may contact their respective H.C. Wainwright, Northland Capital, or Cantor Fitzgerald representative.

A live webcast of each presentation will be available on the Events page of the Investors section of the Company’s website at www.mimedx.com or through the conference site by using the links above. A replay will be available on the Company’s website following the event.

About MIMEDX

MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470-304-7291

mnotarianni@mimedx.com